Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 6, 2012, Halcón Resources Corporation (“Halcón”), pursuant to a Reorganization and Interest Purchase Agreement with Petro-Hunt, L.L.C. and Pillar Energy, LLC, acquired all of the membership interests in two newly formed limited liability companies which upon the closing of the acquisition owned an aggregate of approximately 81,000 net acres prospective for the Bakken and Three Forks formations in North Dakota (the “Williston Basin Assets”). Pursuant to the purchase agreement, Halcón paid an aggregate purchase price of approximately $1.451 billion, subject to customary adjustments, consisting of $756.0 million in cash and 10,880.0993 shares of convertible preferred stock, which will automatically convert into common stock, subject to stockholder approval, with each preferred share convertible into 10,000 common shares. On November 6, 2012, Halcón sold $750 million aggregate principal amount of 8.875% senior unsecured notes due 2021 (the “8.875% Notes”), issued at 99.247% of par and the net proceeds were used to fund a portion of the cash consideration paid in the acquisition of the Williston Basin Assets.

On October 19, 2012, Halcón also entered into a Common Stock Purchase Agreement with a wholly owned subsidiary of the Canada Pension Plan Investment Board (“CPPIB”), pursuant to which CPPIB has agreed to purchase 41,899,441 newly issued shares of Halcón common stock at $7.16 per share for a total purchase price of approximately $300.0 million. Net proceeds to Halcón were approximately $294.0 million after a $6.0 million capital commitment payment by Halcón to CPPIB upon closing of the transaction on December 6, 2012, immediately following the close of the acquisition of the Williston Basin Assets.

On August 1, 2012, Halcón completed the acquisition by merger of GeoResources, Inc. (“GeoResources”). At closing of the merger (the “GeoResources Merger”), each outstanding share of GeoResources’ common stock was converted into the right to receive $20.00 in cash and 1.932 shares of Halcón common stock. Halcón also completed the acquisition of 20,628 net acres of oil and gas leasehold in East Texas (the “East Texas Assets”) on August 3, 2012. In connection with that acquisition, Halcón issued approximately 20.8 million shares of its common stock and paid approximately $301.6 million to the sellers of the East Texas Assets. On July 16, 2012, the Company completed a private offering of $750 million aggregate principal amount of 9.75% senior unsecured notes due 2020 (the “9.75% Notes”), issued at 98.646% of par and the net proceeds were used to fund a portion of the cash consideration paid in the GeoResources Merger and the East Texas Assets acquisition.

The following unaudited pro forma condensed combined financial information and explanatory notes adjust Halcón’s historical statement of operations to give effect to the GeoResources Merger and acquisition of the East Texas Assets as of January 1, 2011 (with respect to the statements of operations information for the nine months ended September 30, 2012 and the year ended December 31, 2011). The following unaudited pro forma condensed combined financial information and explanatory notes also adjust the historical balance sheet and pro forma statement of operations of Halcón to give effect to (i) Halcón’s acquisition of the Williston Basin Assets and (ii) Halcón’s sale of approximately 41.9 million shares to CPPIB, in each case as of September 30, 2012 (with respect to balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to statements of operations information for the nine months ended September 30, 2012 and the year ended December 31, 2011).

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Halcón that would have been recorded had the GeoResources Merger, the East Texas Assets acquisition, the acquisition of the Williston Basin Assets and the sale of common stock to CPPIB been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of Halcón. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that Halcón may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the transactions. Furthermore, certain reclassifications have been made to GeoResources’ historical financial statements presented herein to conform to Halcón’s historical presentation. Additionally, the financial statements for each of the Williston Basin Assets and the East Texas Assets for the year ended December 31, 2011 and for the Williston Basin Assets for the nine-month period ended September 30, 2012 are limited to statements of revenues and direct operating expenses and therefore do not include all items of expense that would be included in full financial statements and are based on certain estimates and assumptions made by our management.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Halcón Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the audited financial statements of GeoResources previously filed as Exhibit 99.3 to Halcón’s current report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2012, the historical statements of revenues and direct operating expenses for the East Texas Assets previously filed as Exhibit 99.2 to Halcón’s current report on Form 8-K filed with the SEC on June 25, 2012 and the historical statements of revenues and direct operating expenses for the Williston Basin Assets previously filed as Exhibit 99.2 to Halcón’s current report on Form 8-K filed with the SEC on October 22, 2012 and Exhibit 99.1 to Halcón’s current report of Form 8-K filed with the SEC on December 11, 2012. The financial statements of revenues and direct operating expenses for the Williston Basin Assets and the East Texas Assets do not include all items of expense that would be included in full financial statements such as general and administrative expenses and depreciation, depletion and amortization expenses.

The assets and liabilities of GeoResources, the East Texas Assets and the Williston Basin Assets are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values, if any, recorded as goodwill. The adjustments to Halcón’s consolidated combined financial statements in connection with the merger and the acquisitions, and allocation of the purchase price paid in each transaction are based on a number of factors, including additional financial information available at such time, and the final allocations of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2012

(in thousands)

		Williston Basin		Halcón
		Assets		Pro Forma
	Halcón	Pro Forma		Combined
	Historical	Adjustments		as Adjusted

Current assets:
Cash and cash equivalents	$18,126	$259,797	1	$277,923
Accounts receivable	105,288	—		105,288
Other current assets	27,389	—		27,389

Total current assets	150,803	259,797		410,600
Oil and natural gas properties (full cost method):
Evaluated	1,710,797	783,504	1	2,494,301
Unevaluated	1,197,764	670,000	1	1,867,764

Gross oil and natural gas properties	2,908,561	1,453,504		4,362,065
Less - accumulated depletion	(534,134)	—		(534,134)

Net oil and natural gas properties	2,374,427	1,453,504		3,827,931

Other operating property and equipment:
Other operating assets	32,502	—		32,502
Less - accumulated depreciation	(7,463)	—		(7,463)

Net other operating property and equipment	25,039	—		25,039

Other non-current assets:
Equity in oil and gas limited partnerships	11,207	—		11,207
Debt issuance costs, net of amortization	23,531	18,750	2	42,281
Other non-current assets	1,962	—		1,962
Funds in escrow	3,550	—		3,550
Goodwill	160,918	—	1	160,918

Total assets	$2,751,437	$1,732,051		$4,483,488

Current liabilities:
Accounts payable and accrued liabilities	$202,344	$14,813	3	$217,157
Other current liabilities	3,622	—		3,622

Total current liabilities	205,966	14,813		220,779
Long-term debt	1,175,000	744,353	2	1,919,353
Other non-current liabilities:
Other non-current liabilities	42,915	2,210	1	45,125
Deferred income taxes	213,742	—		213,742
Mezzanine equity:
Convertible preferred stock	—	695,238	1	695,238
Stockholders’ equity:
Common stock	22	4	4	26
Additional paid-in capital	1,385,244	293,996	4	1,679,240
Treasury stock	(9,298)	—		(9,298)
Accumulated earnings (deficit)	(262,154)	(18,563)	3	(280,717)

Total stockholders’ equity	1,113,814	275,437		1,389,251

Total liabilities and stockholders’ equity	$2,751,437	$1,732,051		$4,483,488

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2012

(in thousands, except per share amounts)

	Halcón Historical	(a)		Pro Forma Adjustments for GeoResources Merger and East Texas Assets			Halcón Pro Forma for GeoResources Merger and East Texas Assets	Williston Basin Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$109,042			$137,673	14		$246,715	$140,980	19	$387,695
Natural gas	6,683			7,798	14		14,481	1,550	19	16,031
NGLs	7,006			3,653	14		10,659	—	19	10,659

Total oil and natural gas sales	122,731			149,124			271,855	142,530		414,385
Other	560			18,727	18		19,287	—		19,287

Total operating revenues	123,291			167,851			291,142	142,530		433,672

Operating expenses:
Production:
Lease operating	32,121	(b	)	20,006	14		52,127	9,540	19	61,667
Taxes	7,354			8,826	14		16,180	15,354	19	31,534
Restructuring	1,732			—			1,732	—		1,732
Workovers	2,384			2,211	14		4,595	—		4,595
Exploration expense	—			—	6		—	—		—
General and administrative	66,613	(b	)	(10,457)	17		56,156	—		56,156
Depletion, depreciation and accretion	34,661			55,575	5		90,236	56,685	5	146,921

Total operating expenses	144,865			76,161			221,026	81,579		302,605

Income (loss) from operations	(21,574)			91,690			70,116	60,951		131,067
Other expenses:
Interest expense and other, net	(22,250)	(c	)	(41,063)	9	(a)	(63,313)	(52,075)	20	(115,388)
Gain (loss) on derivative contracts	(849)	(c	)	9,334	12		8,485	—		8,485
Hedge ineffectiveness	—			—	12		—	—		—

Total other expenses	(23,099)			(31,729)			(54,828)	(52,075)		(106,903)

Income (loss) before income taxes	(44,673)			59,961			15,288	8,876		24,164
Income tax provision (benefit)	1,171			23,077	13		24,248	3,373	13	27,621

Net income (loss)	(45,844)			36,884			(8,960)	5,503		(3,457)
Preferred dividend	(88,445)			—			(88,445)	(53,669)	15	(142,114)

Net income (loss) available to common stockholders	$(134,289)			$36,884			$(97,405)	$(48,166)		$(145,571)

Net income (loss) per common share:
Basic	$(1.01)			—			$(0.52)	—		$(0.77)
Diluted	$(1.01)			—			$(0.52)	—		$(0.77)

Weighted average common shares outstanding:
Basic	132,460			56,076			188,536	—		188,536
Diluted	132,460			56,076			188,536	—		188,536
Net income (loss) per common share adjusted for common shares from private placement:
Basic	$(1.01)			—			$(0.52)	—		$(0.63)
Diluted	$(1.01)			—			$(0.52)	—		$(0.63)
Adjusted weighted average common shares outstanding, including common shares from private placement:
Basic	132,460			56,076			188,536	41,899	(d)	230,435
Diluted	132,460			56,076			188,536	41,899	(d)	230,435

(a)	Includes results of operations for properties acquired in the GeoResources Merger and East Texas Assets acquisition for the period subsequent to the close of the transactions, August 1, 2012 to September 30, 2012.

(b)	Includes approximately $13.7 million of recapitalization and change in control related charges in connection with the Company’s recapitalization on February 8, 2012.

(c)	Interest expense and other, net and net gain (loss) on derivative contracts contain approximately $7.3 million and $1.0 million, respectively, of charges related to the recapitalization and associated termination of the prior credit facility and change in derivative counterparties.

(d)	Represents the additional 41.9 million shares issued to an institutional investor in a private placement concurrently with the closing of the Williston Basin Assets acquisition for gross proceeds of $300 million.

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

	Halcón Historical	GeoResources Historical	GeoResources Merger Pro Forma Adjustments		East Texas Assets Pro Forma Adjustments			Halcón Pro Forma for GeoResources Merger and East Texas Assets	Williston Basin Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$82,968	$130,608	$(15,456)	8, 11(a)	$16,531	16		$214,651	$69,025	19	$283,676
Natural gas	10,673	—	14,931	11(a)	118	16		25,722	483	19	26,205
NGLs	9,880	—	2,521	11(a)	462	16		12,863	—	19	12,863

Total oil and natural gas sales	103,521	130,608	1,996		17,111			253,236	69,508		322,744
Other	168	7,140	(447)	11(b)	—			6,861	—		6,861

Total operating revenues	103,689	137,748	1,549		17,111			260,097	69,508		329,605

Operating expenses:
Production:
Lease operating	31,363	24,806	—		902	16		57,071	4,410	19	61,481
Taxes	5,740	8,028	—		740	16		14,508	7,773	19	22,281
Restructuring costs	1,071	—	—		—			1,071	—		1,071
Workovers	1,967	2,628	—		—			4,595	—		4,595
Exploration expense	—	989	(989)	6	—			—	—		—
General and administrative	20,763	13,875	—		—			34,638	—		34,638
Impairment	—	6,043	(6,043)	7	—			—	—		—
Depletion, depreciation and accretion	22,986	27,659	29,521	5	11,999	5		92,165	32,599	5	124,764

Total operating expenses	83,890	84,028	22,489		13,641			204,048	44,782		248,830

Income (loss) from operations	19,799	53,720	(20,940)		3,470			56,049	24,726		80,775
Other expenses:
Interest expense and other, net	(17,879)	(1,909)	(53,123)	9(b), 10, 11(b)	(21,013)	9	(b)	(93,924)	(69,433)	20	(163,357)
Gain on derivative contracts	3,479	—	1,973	8, 12	—			5,452	—		5,452
Hedge ineffectiveness	—	(569)	569	12	—			—	—		—

Total other expenses	(14,400)	(2,478)	(50,581)		(21,013)			(88,472)	(69,433)		(157,905)

Income (loss) before income taxes	5,399	51,242	(71,521)		(17,543)			(32,423)	(44,707)		(77,130)
Income tax provision (benefit)	6,802	19,991	(27,178)	13	(6,666)	13		(7,051)	(16,989)	13	(24,040)

Net income (loss)	(1,403)	31,251	(44,343)		(10,877)			(25,372)	(27,718)		(53,090)
Preferred dividend	—	—	—		—			—	(66,775)	15	(66,775)
Less: Net loss attributable to noncontrolling interest	—	(87)	—		—			(87)	—		(87)

Net income (loss) available to common stockholders	$(1,403)	$31,338	$(44,343)		$(10,877)			$(25,285)	$(94,493)		$(119,778)

Net income (loss) per common share:
Basic	$(0.05)	$1.24	—		—			$(0.26)	—		$(1.22)
Diluted	$(0.05)	$1.22	—		—			$(0.26)	—		$(1.22)
Weighted average common shares outstanding:
Basic	26,258	25,172	51,345		20,770			98,373	—		98,373
Diluted	26,258	25,599	51,345		20,770			98,373	—		98,373
Net income (loss) per common share adjusted for common shares from private placement:
Basic	$(0.05)	$1.24	—		—			$(0.26)	—		$(0.85)
Diluted	$(0.05)	$1.22	—		—			$(0.26)	—		$(0.85)
Adjusted weighted average common shares outstanding, including common shares from private placement:
Basic	26,258	25,172	51,345		20,770			98,373	41,899	(a)	140,272
Diluted	26,258	25,599	51,345		20,770			98,373	41,899	(a)	140,272

(a)	Represents the additional 41.9 million shares issued to an institutional investor in a private placement concurrently with the closing of the Williston Basin Assets acquisition for gross proceeds of $300 million.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	These adjustments reflect the estimated value of consideration paid by Halcón for the Williston Basin Assets acquisition and to reflect the estimated fair values of assets and liabilities for the Williston Basin Assets as of September 30, 2012, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the total purchase price of the Williston Basin Assets to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value (in thousands):

Purchase Price(i):
Halcón preferred shares issued to Williston Basin Assets Sellers(ii)	$695,238
Cash consideration paid to Williston Basin Assets Sellers(iii)	756,056

Total purchase price	$1,451,294

Estimated Fair Value of Liabilities Assumed:
Other non-current liabilities	2,210

Amount attributable to liabilities assumed	$2,210

Total purchase price plus liabilities assumed	$1,453,504

Estimated Fair Value of Assets Acquired:
Oil and natural gas properties(iv)	$1,453,504
Amount attributable to assets acquired	$1,453,504

Goodwill(i)	$—

(i)	Based on the terms of the purchase and sale agreement, consideration paid by Halcón at closing consisted of $756.0 million in cash plus 10,880.0993 shares of convertible preferred stock. The total purchase price is based upon the fair value of the preferred shares which was determined using the lowest price of $6.39 per share of Halcón common stock on December 6, 2012, the number of convertible preferred shares issued and the conversion rate of each convertible preferred share to 10,000 shares of common stock.

(ii)	Represents the fair value of convertible preferred stock par value $0.0001 per share issued to sellers with each preferred share convertible into 10,000 shares of common stock. Each preferred share will accrue dividends at 8% per annum and will be redeemable in August 2021 if they have not yet converted at that time. The preferred shares are presented on the balance sheet as mezzanine equity due to the fact that the conversion of the preferred shares to common shares is contingent upon shareholder approval.

(iii)	Components of cash consideration funding and adjustments to cash (in thousands):

Total cash consideration for acquisition	$(756,056)
Issuance of 8.875% notes due 2021, net of discount	744,353
Deferred debt issuance costs	(18,750)
Bridge loan fees(v)	(3,750)
Net proceeds from private placement(vi)	294,000

Pro forma adjustment to cash and cash equivalents	$259,797

(iv)	Weighted average commodity prices utilized in the determination of the pro forma fair value of oil and natural gas properties were $93.03 per barrel of oil and $12.78 per Mcf of natural gas, after adjustment for transportation fees and regional price differentials. The pricing used in the determination of fair value reflects the differential applied to futures prices; differentials for natural gas reflect relatively higher British thermal unit (Btu) gas content.

(v)	Represents amount of cash payment for structuring fees and commitment fees paid by Halcón to secure commitment for bridge financing to fund a portion of the cash consideration for the purchase of the Williston Basin Assets in the event that the issuance of the $750 million 8.875% senior notes had not occurred. The $750 million 8.875% senior notes were issued on November 6, 2012.

(vi)	See discussion of the private placement of common stock in footnote 4.

2.	To adjust Halcón’s financial statements for the issuance of $750 million in principal amount of 8.875% senior notes at 99.247% of principal used to fund a portion of the cash consideration portion of the acquisition of the Williston Basin Assets, and the associated deferral of issuance costs of $18.8 million.

3.	To accrue for estimated transaction costs of $14.8 million and reflect an adjustment for the one-time payment of bridge loan fees of $3.8 million related to the acquisition of the Williston Basin Assets not reflected in the financial statements. The transaction costs and bridge loan fees are not included in the statement of operations due to the fact that these expenses are non-recurring and are not expected to have a continuing impact on the Company.

4.	Halcón issued approximately 41.9 million shares of common stock to an institutional investor in a private placement concurrently with the closing of the Williston Basin Assets acquisition for gross proceeds of $300 million. Halcón paid $6 million in capital commitment fees to the investor which have been recorded as reduction of gross proceeds of the equity offering.

5.	To adjust the historical depletion, depreciation and amortization (DD&A) provision to the estimated total for the combination of Halcón and GeoResources as well as the East Texas Assets and the Williston Basin Assets under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

6.	To convert Successful Efforts method financial statements of GeoResources to Full Cost method financial statements to reflect that exploration expenses would have been capitalized under Full Cost method of accounting for oil and natural gas activities.

7.	To eliminate the historical oil and natural gas properties impairment as impairments of oil and natural gas properties are evaluated on a single cost center basis under Full Cost rules as compared to a field by field basis under Successful Efforts rules. There would not have been an impairment as measured under Full Cost accounting, therefore an adjustment is necessary to eliminate the historical impairment recorded in the year ended December 31, 2011.

8.	To adjust GeoResources’ oil and natural gas revenue for net settlements on commodity derivatives that under cash flow hedge accounting were included in GeoResources’ revenues from oil and natural gas sales. Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives and, therefore a $2 million loss for the year ended December 31, 2011 has been reclassified to gain (loss) on derivative contracts.

9.	The following are adjustments to reflect the pro forma interest expense of Halcón for the respective periods noted below:

a.	To record interest expense for the 9.75% Notes for the period from January 1, 2012 to July 15, 2012 (date of issuance for the 9.75% Notes) of approximately $40.3 million and amortization of deferred issuance costs of approximately $1.1 million, net of $10.2 million discount, related to the acquisition of GeoResources and the East Texas Assets. Adjustment also includes $0.4 million to reflect interest income from GeoResources for the period prior to the close of the GeoResources Merger, January 1, 2012 to July 31, 2012.

b.	To record interest expense for the 9.75% Notes for the year ended December 31, 2011 of approximately $74.4 million and amortization of deferred issuance costs of approximately $2.1 million, net of $10.2 million discount, related to the acquisition of GeoResources and the East Texas Assets.

10.	To eliminate previous interest expense on GeoResources’ historical long-term debt of approximately $1.9 million for the year ended December 31, 2011.

11.	The following are reclassification entries to present the financial statements of Halcón and GeoResources in a consistent manner:

a.	Reclassification of GeoResources’ natural gas revenues reported as a component of oil and gas revenues to natural gas revenue and NGLs; and

b.	Reclassification of GeoResources’ interest and other income to below Income from Operations.

12.	Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives. To comply with Halcón’s accounting policy, hedge ineffectiveness on GeoResources’ income statement, mark-to-market gains and losses included in other comprehensive income (loss) and net settlements on commodity derivatives are reclassified to gain (loss) on derivative contracts. The adjustments are as follows (in thousands):

	Seven Months Ended July 31, 2012(i)	Year Ended December 31, 2011
Gain (loss) due to ineffectiveness	$(131)	$(569)
Mark-to-market gain	7,513	4,538
Net gain (loss) on settlements	1,952	(1,996)

Adjustment to net gain (loss) on derivative contracts	$9,334	$1,973

(i)	Represents gain on derivative contracts for the period prior to the close of the GeoResources Merger on August 1, 2012.

13.	To adjust the income tax provision for the estimated effects of combining Halcón’s and GeoResources’ operations and the impact of adjustments for revenue and direct operating expenses related to the East Texas Assets acquisition and Williston Basin Assets acquisition, as well as other, pre-tax pro forma adjustments (which were adjusted for income taxes using a combined federal and state tax rate of 38%).

14.	Reflects the oil and natural gas revenues and production expenses related to the properties acquired in the GeoResources Merger and East Texas Assets acquisition for the period prior to the close of the acquisitions, January 1, 2012 to July 31, 2012. The adjustment is necessary to record the revenues and expenses of the acquired properties that are not reflected in Halcón’s historical results of operations.

15.	Adjustment to record dividends on convertible preferred shares issued to the Sellers of the Williston Basin Assets. The preferred shareholders are entitled to receive dividends which are payable quarterly at a rate of 8% per annum if the preferred shares have not converted to common shares 121 days after issuance. As the common shareholder vote to approve the conversion of the preferred shares to common shares has not yet occurred, an adjustment is necessary to record preferred dividends. The adjustment to record preferred dividends is based on the number of preferred shares issued at $74,453 per share and assumes quarterly dividends are paid in kind.

16.	To reflect the oil and gas revenues and direct operating expenses related to the East Texas Assets. See Statements of Revenue and Direct Operating Expenses in Exhibit 99.2 to the Company’s Form 8-K filed on June 25, 2012 with the SEC.

17.	To reflect the general and administrative expenses of GeoResources of approximately $10.0 million, net of transaction costs and other non-recurring expenses for the period from January 1, 2012 to July 31, 2012, as the amounts are not reflected in Halcón’s historical general and administrative expenses.

The adjustment also reflects amounts to eliminate transaction costs of $19.4 million related to the GeoResources Merger and $1.1 million related to the East Texas Assets acquisition that were included in Halcón’s historical general and administrative expenses as these expenses are non-recurring and are not expected to have a continuing impact on the Company.

18.	To reflect other revenue for GeoResources for the period prior to the close of the GeoResources Merger, January 1, 2012 to July 31, 2012, as the amounts are not reflected in Halcón’s historical results of operations.

19.	To reflect the oil and gas revenues and direct operating expenses related to the Williston Basin Assets. See Statements of Revenue and Direct Operating Expenses in Exhibit 99.2 of the Company’s Form 8-K filed on October 22, 2012 for the year ended December 31, 2011 and Exhibit 99.1 of the Company’s Form 8-K filed on December 11, 2012 for the nine-month period ended September 30, 2012.

20.	To record interest expense, at a rate of 8.875% per annum, of approximately $50.4 million for the nine-month period ended September 30, 2012 and $67.2 million for the year ended December 31, 2011 for the issuance of $750 million in new debt, net of a $5.6 million discount, related to the acquisition of the Williston Basin Assets, and to record amortization of deferred issuance costs of approximately $1.7 million for the nine-month period ended September 30, 2012 and $2.2 million for the year ended December 31, 2011.